SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              [Amendment No. ____]

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive  Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Antennas America, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:
            Not applicable
            --------------------------------------------------------------------

      2.    Aggregate  number of securities to which  transaction  applies:
            Not applicable
            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            Not applicable
            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value of transaction:
            Not applicable
            --------------------------------------------------------------------

      5.    Total fee paid:
            Not applicable
            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:                               Not applicable
      2.    Form, Schedule or Registration  Statement No.:        Not applicable
      3.    Filing Party:                                         Not applicable
      4.    Date Filed:                                           Not applicable

                             ANTENNAS AMERICA, INC.
                            4860 Robb St., Suite 101
                        Wheat Ridge, Colorado 80033-2163
                                 (303) 421-4063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 15, 1998


     The Annual Meeting of the stockholders of Antennas America, Inc. (the "Company") will be held on May 15, 1998 at 3:00 p.m. (local time) at the Company's offices at 4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80033, for the following purposes:

     1.   To elect a Board Of Directors consisting of six Directors;

     2. To consider and vote upon a proposal recommended by the Board Of Directors to approve the Company's 1997 Stock Option And Compensation Plan;

     3. To consider and vote upon a proposal recommended by the Board Of Directors to approve and ratify the issuance of options and shares of Common Stock to non-employee directors; and

     4. To transact any other business that properly may come before the meeting.

     Only the stockholders of record as shown on the transfer books of the Company at the close of business on April 15, 1998 are entitled to notice of, and to vote at, the Stockholder Meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the stockholder meeting.

     ALL  STOCKHOLDERS   ARE  EXTENDED  A  CORDIAL   INVITATION  TO  ATTEND  THE
STOCKHOLDER MEETING.


                                    By the Board Of Directors



                                    Randall P. Marx
                                    Chief Executive Officer

Wheat Ridge, Colorado
April 20, 1998

                                 PROXY STATEMENT

                             ANTENNAS AMERICA, INC.
                            4860 Robb St., Suite 101
                        Wheat Ridge, Colorado 80033-2163
                                 (303) 421-4063

                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                  May 15, 1998

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board Of Directors of Antennas America, Inc., a Utah corporation (the "Company"), to be voted at the Annual Meeting Of Stockholders of the Company to be held at 3:00 p.m. (local time) on May 15, 1998 at the Company's offices at 4860 Robb Street, Suite 101, Wheat Ridge, Colorado or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to stockholders of the Company on or about April 20, 1998.

     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the six nominees for director whose names are set forth on the proxy card and in favor of the adoption of the 1997 Stock Option And Compensation Plan and the issuance of shares of Common Stock and options to non-employee directors, as described in this Proxy Statement.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with stockholders of the Company. Officers, directors and employees of the Company may solicit proxies, but without compensation for such solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company. A majority of the issued and outstanding shares of the Company's common stock (the "Common Stock") entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect six members to serve as directors on the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors of the Company. Each of the nominees other than Mr. Huebner currently is a director of the Company.

     Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "EXECUTIVE COMPENSATION", "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS", and "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

                                                     Expiration
                                Position With The    Of Term As     Initial Date
      Name                Age       Company          Director       as Director
      ----                ---   -----------------    -----------    ------------

Randall P. Marx            45   Chief Executive      1998 Annual      1990
                                Officer; Treasurer;  Meeting
                                and Director

Kevin O. Shoemaker         43   Chairman of the      1998 Annual      1989
                                Board; Chief         Meeting
                                Scientist; and
                                Director

Richard L. Anderson (1)    49   Vice President;      1998 Annual      1994
                                Secretary and        Meeting
                                Director

Bruce Morosohk             39   Director             1998 Annual      1989
                                                     Meeting

Sigmund A. Balaban (1)     56   Director             1998 Annual      1994
                                                     Meeting

Donald A. Huebner          53   Nominee for Director --               --

__________________________

(1)   Member of the Compensation Committee of the Board Of Directors.

     Randall P. Marx has served as Chief Executive Officer since November 1991, as a director since May 1990, and as Treasurer since December 1994. From May 1990 until November 1991, Mr. Marx advised the Company with respect to marketing matters. From 1989 to 1991, Mr. Marx served as a consultant to three domestic and international electronic companies. His responsibilities primarily consisted of administrative, financing, marketing and other matters. From 1983 until 1989, Mr. Marx served as President of THT Lloyd's Inc., Lloyd's Electronics Corp. and Lloyd's Electronics Hong Kong Ltd., international consumer electronics companies. THT Lloyd's Inc. purchased the Lloyd's Electronics business from Bacardi Corp. in 1986. Prior to 1983, Mr. Marx owned a sales and marketing company involved in the consumer electronics business.

     Kevin O. Shoemaker has served as the Chairman of the Board of the Company since 1989. He also served as Executive Vice President from May 1990 until November 1991 and as President from November 1991 until April 1994. Mr. Shoemaker's prior employment included serving as a design engineer for Martin Marietta Aerospace, an aerospace defense contractor, and as a technical specialist for Ball Aerospace Systems, an aerospace contractor.

     Richard L. Anderson has served as a director of the Company beginning in December 1994. From March 1, 1995 until December 31, 1995, he served as a part-time consultant to assist with the general operations of the Company. Since January 1, 1996, Mr. Anderson has served as Vice President of Administration for the Company, and since March 2, 1998 he has held the position of Secretary. From 1990 to 1995, Mr. Anderson served as an independent financial contractor underwriting residential and commercial real estate first mortgage credit packages. From October 1985 until March 1990, Mr. Anderson served as Senior Vice President, Administration of Westline Mortgage Corporation, a Denver, Colorado based mortgage loan company that was a subsidiary of Bank Western Federal Savings. Prior to October 1985, Mr. Anderson served as Vice President, Human Resources for Midland Federal Savings.

     Bruce Morosohk has served as a director of the Company since 1989. He also served as Secretary of the Company from 1988 until March 1998 and as Treasurer from November 1991 to December 1994. From 1980 until 1991, Mr. Morosohk was employed by R. Greenberg and Associates, a private film production firm, serving as a cameraman from 1981 to 1988, as manager of the Animation Department from 1988 to 1989, and as Director of Animation from 1989 to 1991.

     Sigmund A. Balaban has served as director of the Company since December 1994. Mr. Balaban has served as Vice President, Credit of Teknika Electronics of Fairfield, New Jersey, since 1986 and as Senior Vice President and General Manager of Teknika Electronics since 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer.

     Donald A. Huebner has served as Department Staff Engineer of Lockheed Martin Astronautics in Denver, Colorado since 1986. In this capacity, Dr. Huebner served as technical consultant for phased array and space craft antennas as well as other areas concerning antennas and communications. Prior to joining Lockheed Martin, Dr. Huebner served in various capacities with Ball Communication Systems and Hughes Aircraft Company. Dr. Huebner also has served as a part-time faculty member in the electrical engineering departments at the University of Colorado at Boulder, California State University at Northridge, and University of California, Los Angeles ("UCLA"). Dr. Huebner also has served as consultant to various companies, including as a consultant to the Company from 1990 to the present. Dr. Huebner received his Bachelor of Science in Electrical Engineering from UCLA in 1966 and his Masters of Science in Electrical Engineering from UCLA in 1968. Dr. Huebner received his Ph.D. from UCLA in 1972 and a Masters in Telecommunications from the University of Denver in 1996. Dr. Huebner is a member of a number of professional societies, including the Antennas And Propagation Society and Microwave Theory And Technique Society of the Institute of Electrical and Electronic Engineers.

     Each of the Company's officers serves at the pleasure of the Company's Board of Directors. There are no family relationships among the Company's officers and directors except that Messrs. Shoemaker and Morosohk are brothers-in-law.

Committees And Meetings

     The Board Of Directors does not maintain an audit committee or a nominating committee. The Company maintains a compensation committee, which consists of Messrs. Balaban and Anderson.

     The Board Of Directors met five times during 1997 and each director participated in all meetings of the Board Of Directors, except that James H. Shook did not participate in any meetings of the Board Of Directors. Notices of each Board Of Directors meeting held by the Company in 1997 that were sent to the last known address for Mr. Shook were returned by the U.S. Post Office.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the year ended December 31, 1997, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that Richard L. Anderson, a Vice President and director of the Company, did not timely file a Form 4 or a Form 5 with respect to the following transactions: (i) the receipt of a stock bonus of 350,000 shares in March 1996, (ii) the receipt in March 1996 of options to purchase up to 350,000 shares for $.05 per share for two years and the purchase in April 1997 of 300,000 shares upon the exercise of that option, (iii) the purchase of 29,500 shares for $.115 per share and 36,500 shares for $.13 per share in January 1997 by Mr. Anderson's individual retirement account and by a trust (the "Trust") for which Mr. Anderson serves as trustee, respectively, and
(iv) the purchase of 100,000 shares for $.067 per share in December 1997 by the Trust. In making these statements, the Company has relied upon the written representations of its directors and officers and the Company's review of the monthly statements of changes filed with the Company by its officers and directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in summary form the compensation received during each of the Company's three successive completed fiscal years ended December 31, 1997 by the Chief Executive Officer and Chairman Of The Board of the Company. No executive officer of the Company, including the Chief Executive Officer and the Chairman Of The Board, received total salary and bonus exceeding $100,000 during any of the three successive fiscal years ending December 31, 1997.

                           Summary Compensation Table

                                                                        Long Term Compensation
                                                                     ---------------------------
                                     Annual Compensation                Awards         Payouts
                           ----------------------------------------  ---------------------------

                                                       Other Annual Restricted            LTIP     All other
Name and Principal         Fiscal     Salary     Bonus Compensation   Stock    Options   Payouts  Compensation
Position                    Year      ($)(1)    ($)(2)   ($)(3)      Awards($)   (#)     ($)(4)      ($)(5)
--------------------------------------------------------------------------------------------------------------
Randall P. Marx             1997     $75,000   $10,100     -0-         -0-       -0-       -0-         -0-
Chief Executive Officer,
Treasurer and a Director    1996      75,000      -0-      -0-         -0-       -0-       -0-         -0-

                            1995      75,000    10,030     -0-         -0-       -0-       -0-         -0-

Kevin O. Shoemaker          1997     $54,000      -0-      -0-         -0-       -0-       -0-         -0-
Chairman Of The Board,
Chief Scientist, and a      1996      54,000      -0-      -0-         -0-       -0-       -0-         -0-
Director
                            1995      54,000      -0-      -0-         -0-       -0-       -0-         -0-

___________________

     (1) The dollar value of base salary (cash and non-cash) received during the year indicated.

     (2) The dollar value of bonus (cash and non-cash) received during the year indicated.

     (3) During the period covered by the Summary Compensation Table, the Company did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

     (4) The Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for the Company's 1997 Stock Option And Compensation Plan.

     (5) All other compensation received that the Company could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

     1997 Stock Option And Compensation Plan. In November 1997, the Board of Directors approved the Company's 1997 Stock Option And Compensation Plan (the "Plan"). Pursuant to the Plan, the Company may grant options to purchase an aggregate of 5,000,000 shares of the Company's Common Stock to key employees, directors, and other persons who have or are contributing to the success of the Company. The options granted pursuant to the Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The Plan is administered by an option committee that determines the terms of the options subject to the requirements of the Plan, except that the option committee shall not administer the Plan with respect to automatic grants of options to directors of the Company who are not also employees of the Company ("Outside Directors"). The option committee may be the entire Board or a committee of the Board. Outside Directors automatically receive options to purchase 250,000 shares pursuant to the Plan at the time of their election as an Outside Director. These options held by Outside Directors are not exercisable at the time of grant. Options to purchase 50,000 shares become exercisable for each meeting of the Board of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director. The exercise price for options granted to Outside Directors is equal to the fair market value of the Company's Common Stock on the date of grant. All options granted to Outside Directors expire five years after the date of grant. On the date that all of an Outside Director's options have become exercisable, options to purchase an additional 250,000 shares, which are not exercisable at the time of grant, shall be granted to that Outside Director. Mr. Balaban, the sole Outside Director on November 19, 1997, received options to purchase 250,000 shares, at an exercise price of $.08 per share, pursuant to the Plan on November 19, 1997. Grants of options pursuant to the Plan are conditioned upon the approval of the Plan by the Company's stockholders on or before November 18, 1998. No options granted under the Plan may be exercised until 60 days after stockholder approval. See below, "PROPOSAL TO ADOPT 1997 STOCK OPTION AND COMPENSATION PLAN".

     Compensation Of Outside Directors. Outside Directors are paid $250 for each meeting of the Board of Directors that they attend. For meetings in excess of four meetings per year, Outside Directors will receive $50 per meeting. Pursuant to the Plan, Outside Directors may elect to receive payment of the meeting fee in the form of the Company's restricted Common Stock at a rate per share equal to the fair market value of the Company's Common Stock on the date of the meeting by informing the Company's Secretary, Chief Executive Officer or President of that election on or before the date of the meeting. Directors also will be reimbursed for expenses incurred in attending meetings and for other expenses incurred on behalf of the Company. In addition, each director who is not an employee automatically receives options to purchase shares of Common Stock pursuant to the Plan. See above, "- 1997 Stock Option And Compensation Plan".

     Prior to the adoption of the Plan in November 1997, the Company granted options ("Outside Director Options") and shares ("Outside Director Shares") to the Outside Directors commencing in January 1995. On January 3, 1995, Outside Director Options to purchase 250,000 shares at an exercise price of $.05 per share were granted to each of Sigmund A. Balaban and Richard L. Anderson, who both were Outside Directors at the time. The closing bid price for the Common Stock was $.001 per share on January 3, 1995. All options granted to Mr. Balaban are now exercisable. Of the options granted to Mr. Anderson, 150,000 are now exercisable and the remaining 100,000 will not become exercisable because Mr. Anderson is no longer an Outside Director because he became an officer and employee of the Company in January 1996. Outside Director Options to purchase an additional 250,000 shares were issued to Mr. Balaban on December 26, 1996 at an exercise price of $.0475 per share, which was the closing bid price on the date of grant. All these options are now exercisable and may be exercised until December 26, 2001. For the period from January 1995 through the adoption of the Plan in November 1997, Outside Directors were allowed to receive their meeting attendance fees in the form of Common Stock based on the fair market value of the Common Stock on the date of the meeting. Mr. Balaban and Mr. Anderson elected to receive an aggregate of 44,128 shares pursuant to this arrangement. The grant of the Outside Director Options and the issuance of the Outside Director Shares is subject to stockholder approval, which will be requested at the Annual Meeting. In addition, no Outside Director Options may be exercised until 60 days after the stockholder approval. See "PROPOSAL TO APPROVE OUTSIDE DIRECTOR OPTIONS AND SHARES."

     Option Grants. In addition to the automatic grant of options to the Outside Director described above under " -1997 Stock Option And Compensation Plan", stock options have been granted pursuant to the Company's Plan on three occasions. On November 19, 1997, each of three employees was granted options to purchase 100,000 shares, for an aggregate of 300,000 shares, at an exercise price of $.10 per share, contingent upon certain corporate goals being met. These options expire on November 19, 1999. On March 25, 1998, options to purchase up to 1,000,000 shares at an exercise price of $.135 per share were issued to Richard L. Anderson. These options become exercisable over a two-year period and only if Mr. Anderson enters into a written employment contract with the Company and only if certain performance criteria are met. These options expire two years after becoming exercisable. On April 14, 1998, options to purchase 50,000 shares at an exercise price of $.12 per share were issued to an employee of the Company. These options become exercisable upon certain corporate goals being met and expire on April 14, 2000. Also on April 14, 1998, the issuance of options to purchase up to 300,000 shares of common stock were granted to Julie Grimm, who has agreed to become the Company's Chief Financial Officer commencing April 28, 1998. The exercise price of these options will be equal to the closing bid price for the Company's Common Stock on the date that Ms. Grimm's employment commences. Of these options, options to purchase 100,000 shares will become exercisable 90 days after her employment commences and the remaining options to purchase 200,000 shares will become exercisable one year after her employment commences. The respective options terminate two years after they first become exercisable. All these options are conditioned upon the approval of the Plan by the Company's stockholders on or before November 18, 1998.

Employment  Contracts  And   Termination  of  Employment  And  Change-In-Control
--------------------------------------------------------------------------------
Arrangements
------------

     Effective as of March 19, 1998, the Company entered into an Employment Agreement with Kevin O. Shoemaker, the Chairman of the Board and Chief Scientist of the Company. The Employment Agreement provides for a two-year term at an annual salary rate of not less than $66,000 per year. Mr. Shoemaker's annual salary rate pursuant to the Employment Agreement will increase by $4,000 if the Company has net profits of at least $300,000 in 1998 and Mr. Shoemaker meets certain personal performance criteria. If these criteria are met, Mr. Shoemaker also will receive a bonus in 1999 ranging from $10,000 if the Company has net profits in 1998 of at least $300,000 up to a bonus of $30,000 if the Company has net profits of at least $900,000 in 1998. In connection with the Employment Agreement, Mr. Shoemaker agreed not to dispose of any shares of Common Stock owned by him prior to December 31, 1999 without the prior written consent of the Company.

     The Company does not have any written employment contracts with respect to any of its other executive officers. However, the Company does anticipate entering into a written employment agreement with Randall P. Marx, the Company's Chief Executive Officer and Richard L. Anderson, Vice President, Administration. Both Messrs. Marx and Anderson's prior employment contracts expired December 31, 1997. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company or a change in an executive officer's responsibilities following a change-in-control, except that the Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control.

            STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

      The following table summarizes certain information as of April 15, 1998 with respect to the beneficial ownership of the Company's common stock (i) by the Company's directors, (ii) by stockholders known by the Company to own 5% or more of the Company's common stock, and (iii) by all officers and directors as a group.


Name And Address Of                 Number Of Shares
Beneficial Owner                    Beneficially Owned      Percent of Class
----------------------------------------------------------------------------

Richard L. Anderson                   2,481,000 (1)               3.3
Antennas America Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Sigmund A. Balaban                      750,759 (2)               1.0
10 Grecian Street
Parsippany, NJ  07054

Randall P. Marx                       7,005,000 (3)               9.5
Antennas America Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Bruce Morosohk                        5,491,117 (4)               7.4
Antennas America Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Kevin O. Shoemaker                    6,434,474 (5)               8.7
Antennas America Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Rocky Mountain Gastroenterology       4,500,000                   6.1
  P.C. Profit Sharing Trust
6550 West 38th Ave., Suite 300
Wheat Ridge, CO 80033

Millennium Holdings Group, Inc.       6,000,000 (6)               7.5
2200 Corporate Boulevard, N.W.
Suite 311
Boca Raton, FL 33431

All Officers and Directors           22,162,350 (1)(2)           29.3
  as a group (five persons)


--------------------

(1) Includes 636,500 shares owned by the Lloyd Anderson Marital Trust B Dated June 21, 1990, for which Richard L. Anderson serves as trustee, 15,000 Outside Director Shares for Board meeting attendance fees at the time that Mr. Anderson was an Outside Director, Outside Director Options to purchase 150,000 shares for $.05 per share that expire on January 3, 2000, and options under the Plan to purchase up to 1,000,000 shares for $.135 per share, which become exercisable over a two year period and only if Mr. Anderson enters into a written employment contract with the Company and certain performance criteria are met, and which options expire two years after becoming exercisable. The Outside Director Shares and Outside Director Options are contingent upon stockholder approval, and the options under the Plan are contingent upon stockholder approval of the Plan on or before November 18, 1998.

(2) Consists of 44,128 Outside Director Shares, 6,631 shares to be issued under the Plan for Board meeting attendance fees as an Outside Director, Outside Director Options to purchase 250,000 shares at $.05 per share until January 3, 2000, Outside Director Options to purchase 250,000 shares at $.0475 per share until December 26, 2001, and the 200,000 shares underlying the currently exercisable portion of options under the Plan to purchase 250,000 shares at $.08 per share until November 19, 2002. The Outside Director Shares and Outside Director Options are contingent upon stockholder approval, and the shares and options under the Plan are contingent upon stockholder approval of the Plan on or before November 18, 1998.

(3) Includes 835,000 shares owned by the Harold and Theora Marx Living Trust, of which Mr. Marx's parents are trustees. Mr. Marx disclaims beneficial ownership of these shares.

(4) Does not include the following shares as to which Mr. Morosohk disclaims beneficial ownership: (a) 6,434,474 shares owned by Kevin Shoemaker, Mr.
Morosohk's brother-in-law, and (b) an aggregate of 191,780 shares owned by Mr. Morosohk's siblings and their respective spouses.

(5) Does not include 5,491,117 shares owned by Bruce Morosohk, Mr. Shoemaker's brother-in-law, as to which shares Mr. Shoemaker disclaims beneficial ownership.

(6) Consists of currently exercisable options to purchase 2,000,000 shares for $.06 per share until the earlier to occur of January 2, 2000 or 120 days after the effective date of a registration statement covering the sale of the shares underlying that option (the "Registration Statement"), 2,000,000 shares for $.10 per share until the earlier to occur of January 2, 2002 or 365 days after the effective date of the Registration Statement, and 2,000,000 shares for $.30 per share until the earlier to occur of January 2, 2002 or 365 days after the effective date of the Registration Statement.

       CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     During 1997, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

          PROPOSAL TO ADOPT 1997 STOCK OPTION AND COMPENSATION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Company's 1997 Stock Option And Compensation Plan (the "Plan"). The Plan will terminate, and all options and shares granted under the Plan will be void, if the Plan is not approved by the Company's stockholders on or before November 18, 1998.

     Shares of Common Stock and options (the "Options") to purchase shares of Common Stock may be granted pursuant to the Plan in any combination up to 5,000,000 shares of Common Stock. The Options granted pursuant to the Plan may be either Incentive Options, Non-Qualified Options or Non-Qualified Non-Discretionary Options. The Plan is intended to provide incentives to key employees, directors and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the adoption of the Plan will allow the Company to grant options from time to time and thereby augment its program of providing incentives to employees and other persons. The terms of the Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options and employees and other persons who have contributed or are contributing to the success of the Company are eligible for Non-Qualified Options. Non-Qualified Non-Discretionary Options may only be granted to Outside Directors who are contributing to the Company. Grants of shares of Common Stock ("Grant Shares") may be made only to Outside Directors who elect to receive the payment of their meeting attendance fee (currently $250 per meeting) in shares of the Company's Common Stock rather than cash. The number of Options and Grant Shares authorized is a maximum aggregate so that the number of Incentive Options granted reduces the remaining number of Options that can be granted as Non-Qualified Options, Non-Qualified Non-Discretionary Options or Incentive Options and the number of Grant Shares that may be granted; and similarly for grants of Non-Qualified Options, Non-Qualified Non-Discretionary Options, and Grant Shares. There currently are approximately 47 employees eligible to receive Incentive Options, one Outside Director currently eligible to receive Non-Qualified Non-Discretionary Options and Grant Shares, and an unspecified number of persons eligible to receive Non-Qualified Options.

     Grants of options under the Plan to employees and officers, which are subject to the stockholders' approval of the Plan, are disclosed above under the heading "Executive Compensation - Option Grants" and below under the heading "New Plan Benefits". Grants of options and Grant Shares to the Outside Directors, which also are subject to stockholder approval of the Plan, are disclosed below under the heading "New Plan Benefits".

     The portion of the Plan concerning Incentive Options and Non-Qualified Options will be administered by the Option Committee, which may consist of either (i) the Company's Board of Directors, or (ii) a committee, appointed by the Board of Directors, of two or more non-employee directors. A non-employee director is a director who (i) is not currently an officer or employee of the Company or any of its subsidiaries; (ii) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and
(iii) is not involved in a transaction that is required to be disclosed in the Company's Form 10-KSB and proxy reports as a related party transaction. The Option Committee has discretion to select the persons to whom Incentive Options and Non-Qualified Options will be granted ("Optionees"), the number of shares to be granted, the term of those Options and the exercise price of those Options. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Incentive Option or Non-Qualified Option may be granted under the Plan after November 18, 2007.

     The Plan provides that the exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Incentive Options are granted. No Incentive Option may be granted to an employee who, at the time the Incentive Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Incentive Option granted to the employee is at least 110 percent of the fair market value of the stock subject to the Incentive Option, and the Incentive Option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000.

     The portion of the Plan concerning Non-Qualified Non-Discretionary Option provides that Outside Directors automatically receive options to purchase 250,000 shares pursuant to the Plan at the time of their election as an Outside Director. These options held by Outside Directors are not immediately exercisable at the time of grant. Options to purchase 50,000 shares become exercisable for each meeting of the Board of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director. The exercise price for options granted to Outside Directors is the fair market value of the Company's Common Stock on the date of grant. All options granted to Outside Directors expire five years from the date of grant. On the date that all of an Outside Director's options have become exercisable, options to purchase an additional 250,000 shares, which are not exercisable at the time of grant, shall be granted to that Outside Director. The exercise price for the Non-Qualified Non-Discretionary Options shall be the fair market value of the Company's Common Stock on the date the Options are granted. Shares acquired upon exercise of these Options cannot be sold for six months following the date of grant. If not previously exercised, Non-Qualified Non-Discretionary Options that have been granted expire upon the later to occur of five years after the date of grant and two years after the date those Options first became exercisable. The
Non-Qualified Non-Discretionary Options also expire 90 days after the optionholder ceases to be a director of the Company. Outside Directors also may elect to receive their meeting attendance fees, which currently are $250 per meeting up to the first four meeting per year and $50 per meeting thereafter, in the form of Grant Shares under the Plan. The election to receive Grant Shares must be made at or prior to the meeting for which the meeting fee is payable. The number of Grant Shares is determined by dividing the amount of the meeting fee by the fair market value of the Company's Common Stock on the date of the meeting.

     All options granted under the Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the Plan.

     Options granted pursuant to the Plan will not be transferable during the Optionee's lifetime. Subject to the other terms of the Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Incentive Options and Non-Qualified Options granted.

     Although the Company may in the future register with a registration statement the issuance of the options and underlying shares of Common Stock issuable pursuant to the Plan, the Company currently plans to use the exemption from registration set forth in Section 4(2) of the Securities Act Of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder due to the limited number, and of the relationship to the Company, of the persons currently anticipated to participate in the Plan. The Common Stock acquired through the exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

     The Board of Directors may at any time terminate the Plan or make such amendments or modifications to the Plan that the Board of Directors deems advisable, except that no amendments may impair previously outstanding Options and amendments that materially modify eligibility requirements for receiving Options, that materially increase the benefits accruing to persons eligible to receive Options or Grant Shares, or that materially increase the number of shares under the Plan must be approved by the Company's stockholders.

     The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All references to the tax treatment of the Incentive Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Incentive Option is not sold less than two years after the grant of the Incentive Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Incentive Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Incentive Options.

     Non-Qualified and Non-Qualified Non-Discretionary Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-Qualified Option or Non-Qualified Non-Discretionary Option. However, upon exercise of these Options, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's exercise of a Non-Qualified Option or Non-Qualified Non-Discretionary Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option or Non-Qualified Non-Discretionary Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss.

     There currently are options to purchase 1,900,000 shares of Common Stock and 6,631 Grant Shares outstanding under the Plan. The options and Grant Shares will be void if the stockholders do not approve the Plan prior to November 18, 1998. The Option Committee may grant 3,093,369 additional options and Grant Shares pursuant to the Plan.

     The following table sets forth information concerning the portion of the conditional grants of stock options and Grant Shares made pursuant to the Plan to the Company's Outside Director, to all executive officers of the Company as a group, to any person who received five percent of such options or shares, and to all employees, including all current officers who are not executive officers, as a group. No options or Grant Shares were issued to the Company's Chief Executive Officer.

                                New Plan Benefits
                   1997 Stock Option And Compensation Plan

--------------------------------------------------------------------------------
                        Aggregate      Number Of
                      Exercise Price    Shares
                       Of Options     Underlying   Dollar Value    Number Of
  Name And Position       ($)(1)        Options         Of        Grant Shares
                                                   Grant Shares
--------------------------------------------------------------------------------
Sigmund Balaban,
Director                 $20,000        250,000        $800          6,631
--------------------------------------------------------------------------------
Jeff Doria               $10,000        100,000         --             --
--------------------------------------------------------------------------------
Mike Maness              $10,000        100,000         --             --
--------------------------------------------------------------------------------
Doug Patrick             $10,000        100,000         --             --
--------------------------------------------------------------------------------
All Executive
Officers as a Group     $135,000(2)   1,300,000(2)      --             --
(4 persons)
--------------------------------------------------------------------------------
All  Employees  as  a
Group                    $36,000        350,000         --             --
Excluding Executive
Officers (47 Persons)
--------------------------------------------------------------------------------

(1) The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated as of April 15, 1998.

(2) Includes options to purchase up to 1,000,000 shares for $.135 per share granted to Richard L. Anderson, the exercise of which are subject to a number of conditions. Also includes options to purchase up to 300,000 shares contingently granted to Julie Grimm, who has agreed to serve as the Company's Chief Financial Officer commencing on April 28, 1998. The exercise price of these options will be equal to the closing bid price for the Common Stock on the date that Ms. Grimm's employment commences. The amount shown under the column for Aggregate Exercise Price Of Options includes only those options granted to Mr. Anderson because the price for the options contingently granted to Ms. Grimm will not be determined until her employment commences. See above "EXECUTIVE COMPENSATION - Option Grants".

     The closing bid price of the Company's Common Stock as quoted on the OTC Bulletin Board at the close of business on April 15, 1998 was $.13 per share.

     The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to adopt the Plan.

     The Board of Directors unanimously recommends a vote "FOR" the proposal to adopt the Plan.

           PROPOSAL TO APPROVE OUTSIDE DIRECTOR OPTIONS AND SHARES

     Commencing in January 1995, Board Of Directors approved grants of options ("Outside Director Options") and shares ("Outside Director Shares") of Common Stock to the Company's Outside Directors, subject to approval of those grants by the Company's stockholders. Outside Director Options may not be exercised until 60 days after stockholder approval and Outside Director Shares will not be issued until stockholder approval has been received.

     Outside Director Options to purchase an aggregate of 500,000 shares of Common Stock were granted to two Outside Directors on January 3, 1995. Options to purchase 50,000 of these shares were to become exercisable for each Board Of Directors Meeting attended after that date. Options to purchase 250,000 of these shares became exercisable by one Outside Director, Sigmund A. Balaban, and options to purchase 150,000 shares became exercisable by the other Outside Director, Richard L. Anderson, prior to the time that he became an officer and employee of the Company and no longer eligible to receive additional Outside Director Options. Outside Director Options granted in January 1995 provide for an exercise price of $.05 per share, which exceeds the closing bid price for Common Stock on January 3, 1995 of $.001 per share. These options are exercisable until January 3, 2000. On December 26, 1996, Outside Director Options to purchase an additional 250,000 shares were issued to Sigmund Balaban, the only Outside Director at that time. These options provided an exercise price of $.0475 per share, which was the closing bid price on the date of grant. All of these options are now exercisable and may be exercised until December 26, 2001.

     For the period  from  January  1995  through  the  adoption  of the Plan in
November 1997, Outside Directors were allowed to receive their meeting attendance fees in the form of Outside Director Shares of Common Stock based on the fair market value of the Common Stock on the date of the Board Of Directors meeting for which that fee was to be earned. Mr. Anderson elected to receive an aggregate of 15,000 Outside Director Shares for meeting attendance fees prior to the time that he was no longer an Outside Director. Mr. Balaban elected to receive an aggregate of 44,128 Outside Director Shares in lieu of Directors Meeting attendance fees.

     The Outside Director Options do not qualify for the special tax benefits given to incentive options under Section 422 of the Code.

     There currently are outstanding Outside Director Options to purchase an aggregate of 650,000 shares of Common Stock and 59,128 Outside Director Shares, subject to stockholder approval.

     The following table sets forth information concerning the conditional grants of Outside Director Options and Outside Director Shares to Mr. Balaban and Mr. Anderson (who was an Outside Director at the time of his receipt of the Outside Director Options and Outside Director Shares indicated), to all current executive officers of the Company as a group, and to any person who received five percent of such Outside Director Options or Outside Director Shares. No grants of Outside Director Options or Outside Director Shares were made to employees who are not currently executive officers or to the Company's Chief Executive Officer.

                                New Plan Benefits
              Outside Director Options And Outside Director Shares

--------------------------------------------------------------------------------

                                                   Dollar Value
                        Aggregate      Number Of        Of          Number Of
                     Exercise Price     Shares        Outside        Outside
                       Of Options     Underlying     Director       Director
  Name And Position      ($)(1)         Options       Shares         Shares
--------------------------------------------------------------------------------
Sigmund Balaban,
Director                 $24,375        500,000       $2,300         44,128
--------------------------------------------------------------------------------
Richard L. Anderson(2)    $7,500        150,000         $750         15,000
--------------------------------------------------------------------------------

(1) The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated as of April 15, 1998.

(2) Mr. Anderson was an Outside Director at the time of his receipt of his Outside Director Options and Outside Director Shares. Mr. Anderson currently is the Vice President of Administration and Secretary of the Company and a Director.

     The closing bid price of the Company's Common Stock as quoted on the OTC Bulletin Board at the close of business on April 15, 1998 was $.13 per share.

     The approval of shares representing the majority of the votes represented at the Annual Meeting will be necessary to approve the issuance of the Outside Director Options and Outside Director Shares to the Outside Directors.

     The Board Of Directors unanimously recommends a vote "FOR" the proposal to approve the issuance of the Outside Director Options and the Outside Director Shares.

                                 OTHER BUSINESS

     The Board Of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the Annual Meeting Of Stockholders are counted by Inspectors of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors, the approval of the 1997 Plan and the approval of the Outside Director Options and Outside Director Shares, unless a different number of votes is required by statute or the Company's Certificate Of Incorporation. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                 RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting Of Stockholders following the end of the Company's 1998 fiscal year, proposals by individual stockholders must be received by the Company no later than December 20, 1998.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 15, 1998. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE SECRETARY, ANTENNAS AMERICA, INC., 4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80033, (303) 421-4063.

     This  Notice  and  Proxy  Statement  are  sent by  order  of the  Board  Of
Directors.



Dated:  April 20, 1998                          Randall P. Marx
                                                Chief Executive Officer

PROXY                                                                      PROXY

                    For the Annual Meeting Of Stockholders of
                             ANTENNAS AMERICA, INC.
               Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Randall P. Marx and Richard L. Anderson, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Antennas America, Inc. (the "Corporation"), to be held at 3:00 P.M. on May 15, 1998, at the Corporation's offices at 4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80033-2163, or any adjournments thereof, on the following matters set forth on the reverse side:


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------


[X]  Please mark votes as in this example.


Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3. This proxy is solicited on behalf of the Board of Directors of Antennas America, Inc.

1.   ELECTION OF DIRECTORS

     Nominees: Randall P. Marx, Kevin O. Shoemaker, Richard L. Anderson, Bruce Morosohk, Sigmund A. Balaban, and Donald A. Huebner

      FOR ALL NOMINEES  [ ]            WITHHELD FROM ALL NOMINEES  [ ]

      FOR ALL NOMINEES EXCEPT AS NOTED ABOVE  [ ]

2.    Proposal to approve the  Corporation's  1997 Stock Option And Compensation
      Plan.

      [ ] FOR              [ ] AGAINST        [ ] ABSTAIN

3. Proposal to approve the issuance of options and shares of common stock to non-employee directors as described in the Corporation's Proxy Statement.

      [ ] FOR              [ ] AGAINST        [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)



Signature:_____________________________________  Date:__________________________



Signature:_____________________________________  Date:__________________________